AMENDMENT TO SUB-ADVISORY AGREEMENT

Among

GOLDMAN SACHS ASSET MANAGEMENT, L.P.,

GW CAPITAL MANAGEMENT, LLC

And

MAXIM SERIES FUND, INC.

THIS AMENDMENT (this “Amendment”) is made and entered into as of the 24th day of September 2012 among Goldman Sachs Asset Management, L.P. (the “Sub-Adviser”), GW Capital Management, LLC (now known as Great-West Capital Management, LLC (the “Adviser”)), and Maxim Series Fund, Inc. (now known as Great-West Funds, Inc (the “Fund”)), (the Sub-Adviser, and together with the Adviser and the Fund, the “Parties”), and amends the Sub-Advisory Agreement among the Parties dated as of April 18, 2008, as amended (the “Sub-Advisory Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Sub-Advisory Agreement.

WHEREAS, the Parties entered into a Sub-Advisory Agreement;

WHEREAS, the Parties wish to amend the Sub-Advisory Agreement as set forth in this Amendment;

NOW, THEREFORE, the Parties agree as follows:

1.	All references to GW Capital Management, LLC shall now refer to Great-West Capital Management, LLC

2.	All references to Maxim Series Fund, Inc. shall now refer to Great-West Funds, Inc.

4.	Schedule A to the Sub-Advisory Agreement shall be deleted in its entirety and Schedule A attached hereto shall be inserted in lieu thereof.

5.	Except as modified herein, the terms and conditions of the Sub-Advisory Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Sub-Advisory Agreement, the terms of this Amendment shall prevail.

6.	This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

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IN WITNESS HEREOF, the Parties hereto have executed and delivered this Amendment effective as of the date first written above.

Great-West Capital Management, LLC

By:	/s/ David G. McLeod

Name:	David G. McLeod

Title:	Managing Director

Great-West Funds, Inc.

By:	/s/ Mary C. Maiers

Name:	Mary C. Maiers

Title:	Chief Financial Officer & Treasurer

Goldman Sachs Asset Management, L.P.

By:	/s/ Greg R. Wilson

Name:	Greg Wilson

Title:	Managing Director

Schedule A – Portfolios

Great-West Goldman Sachs Mid Cap Value Fund